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Exhibit (p)(3)

BADGE INVESTMENT PARTNERS LLC

Code of Ethics

SEC COMPLIANCE ALLIANCE

©2012 SEC Compliance Alliance, LLC

BADGE INVESTMENT PARTNERS LLC Code of Ethics

INTRODUCTION

Badge Investment Partners LLC (“Adviser”), in accordance with the requirements of Rule 204A of the Investment Advisers Act of 1940 (the “Advisers Act”), has approved and adopted this Code of Ethics (the “Code”).  This Code sets forth the general fiduciary principles and standards of business conduct to which all of Adviser’s Access Persons are subject.  This Code further sets forth policies and procedures that are reasonably designed to prevent Access Persons, as defined herein, from engaging in conduct prohibited by the Advisers Act and establishes reporting requirements for these Access Persons.  Certain capitalized terms used in this Code and not defined in the text herein, such as “Access Persons,” are defined in Appendix A-1.

About Adviser

Adviser is an investment adviser registered with the Securities and Exchange Commission (“SEC”) pursuant to the Advisers Act.  Adviser acts as investment adviser to clients who are individuals and entities including investment companies registered under the Investment Company Act of 1940 (the “Company Act”).  A current list of registered investment companies for which Adviser serves as adviser or sub-adviser (“Reportable Funds”) is attached as Appendix A-2.

Who is Covered by the Code

This Code applies to all employees, officers and partners of Adviser or other persons (hereinafter “Access Persons”) as determined by Adviser’s Chief Compliance Officer (“CCO”).  It is the responsibility of each Access Person to immediately report to Adviser’s CCO, any known or suspected violations of this Code, the Compliance Manual and the policies and procedures contained therein, or of any other activity of any Access Person or consultant that could constitute a violation of law.  If you are aware of any activity in this regard, you should contact the CCO or his or her designee immediately.  Failure to report a potential violation could result in disciplinary action against the non-reporting Access Person.  Adviser will ensure that Access Persons are not subject to retaliation in their employment as a result of reporting a known or suspected violation.

Things You Need to Know to Use this Code

There are three reporting forms that Access Persons have to fill out under this Code; the initial and annual holdings reports and quarterly transactions reports.  Copies of these forms are attached to this Code.

All Access Persons must complete the acknowledgement of having received, read and understood this Code contained within the Initial and Annual Certification & Holdings Report (Appendix A-4) and renew that acknowledgment on a yearly basis.

The CCO or his or her designee has the authority to grant written waivers of the provisions of this Code in appropriate instances.  However, (i) it is expected that waivers will be granted only in rare instances and, (ii) some provisions of the Code are prescribed by SEC rules and cannot be waived.  These provisions include, but are not limited to, the requirements that Access Persons file reports and obtain pre-approval of investments in IPOs and Limited Offerings and that the definition of Access Persons include all members of the Board of Directors or its equivalent.

The CCO or his or her designee will review the terms and provisions of this Code at least annually and make amendments as necessary.  Any amendments to this Code will be provided to you.

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

GENERAL FIDUCIARY PRINCIPLES

ACTING AS A FIDUCIARY

It is the policy of Adviser to act in the best interest of its clients and on the principles of full disclosure, good faith and fair dealing.  Adviser recognizes that it has a fiduciary duty to its clients.  Acting as a fiduciary requires that Adviser, consistent with its other statutory and regulatory obligations, act solely in the clients’ best interests when providing investment advice and engaging in other activities on behalf of clients.  Adviser and its Access Persons must seek to avoid situations which may result in potential or actual conflicts of interest with these duties.  To this end, the following principles apply:

•
All Access Persons must always observe the highest standards of integrity and fair dealing and conduct their personal and business dealings in accordance with the letter, spirit and intent of all relevant laws and regulations;

•	Adviser must have a reasonable basis for the investment advice and decisions it makes for its clients;

•	Adviser must ensure that its investment decisions are consistent with client’s investment objectives, policies and any disclosures made to clients;

•	All Access Persons must refrain from entering into transactions, including personal securities transactions, that are inconsistent with the interests of clients;

•	Access Persons should not take inappropriate advantage of their positions and may not, directly or indirectly, use client opportunities for personal gain; and

•	Access Persons must be loyal to the clients and place the interests of the clients above their own.

•
Adviser treats violations of this Code very seriously.  If you violate this Code, Adviser may take disciplinary measures against you, including, without limitation, imposing penalties or fines, reducing your compensation, demoting you, requiring unwinding of the trade, requiring disgorgement of trading gains, suspending or terminating your employment, or any combination of the foregoing.

•
Improper trading activity can constitute a violation of this Code.  You can also violate this Code, however, by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts.  Your conduct can violate this Code even if no clients are harmed by your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask the CCO.  Do not guess at the answer.

COMPLIANCE WITH THE FEDERAL SECURITIES LAWS

Access Persons are required to comply with applicable federal securities laws at all times.  Examples of applicable federal securities laws include:

•	the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

•	the Investment Advisers Act of 1940 and the SEC rules thereunder;

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

•	the Investment Company Act of 1940 and the SEC rules thereunder;

•	title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

•	the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.

CONFLICTS OF INTEREST

PERSONAL CONFLICTS

All Access Persons must avoid establishing financial interests or outside affiliations which may create a conflict, or appear to create a conflict, between the Access Person’s personal interests and the interests of Adviser or its clients.  A potential conflict of interest exists whenever an Access Person has a direct financial or other personal interest in any transaction or proposed transaction involving Adviser or any of its clients.  A conflict of interest may also exist where the Access Person has an indirect interest in a transaction, for example, because the transaction will benefit someone with whom the Access Person has a friendship or other personal relationship.

In such situations, Access Persons must disclose the conflict to the CCO or his or her designee and recuse themselves from the decision making process with respect to the transaction in question and from influencing or appearing to influence the relationship between Adviser or any of its clients and the customer involved.  Access Persons may not use non-public knowledge of a pending or currently considered securities transaction for a client to profit personally, directly or indirectly, as a result.

CONFLICT OF INTEREST BETWEEN ADVISER AND A CLIENT

In certain instances, Adviser’s relationship with a client may require Adviser to place the client’s interest above its own interests.  If an Access Person becomes aware of a situation where Adviser’s pursuit of its own interests in a transaction appears to conflict with its obligations to a client, he or she should bring the situation to the immediate attention of the CCO.

THE APPEARANCE OF A CONFLICT OF INTEREST MUST BE AVOIDED

All Access Persons are expected to be objective in making business decisions and to consider any improper interest or influence that could arguably impair that objectivity.  In determining whether there is an appearance of conflict, each Access Person should determine whether a reasonable, disinterested observer (i.e., investor, supplier, broker, an acquaintance, examiner or a government representative) would have any grounds to believe:

•	That Adviser was serving its own interests or one client’s interests at the expense of another; or

•
That business with clients or Adviser was done on the basis of friendship, family ties, the giving and receiving of gifts, or to curry favor with some specific entity or individual rather than on the merits.

If an Access Person’s participation in a decision making process would raise the appearance of conflict of interest, the Access Person should inform his or her manager immediately.

OUTSIDE BUSINESS ACTIVITIES

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All Access Person board memberships, advisory positions, trade group positions, management positions, or any involvement with public companies must be fully disclosed and submitted for prior approval to the CCO, with the exception of purely charitable or civic involvements which do not impinge on the Access Person’s work commitment to Adviser.  Approval must be obtained through the CCO, and will ordinarily require consideration by Senior Management of Adviser.  Adviser can deny approval for any reason.  This prohibition does not apply to service as an officer or board member of any parent, subsidiary or affiliate of Adviser.

PREFERENTIAL TREATMENT

Access Persons must make investment decisions, undertake commitments, and perform their duties and obligations without favoritism of any kind and award business or contracts strictly on the basis of merit.  An Access Person should not actively seek nor accept a discount on any item for personal use from a business contact.  If such a person extends preferential treatment (for example, offers a discount) to an Access Person in a personal transaction, the Access Person must have the preferential treatment pre-approved by the CCO or his or her designee before proceeding with the transaction.

BORROWING

Access Persons should borrow only from reputable organizations that regularly lend money.  Borrowing from relatives, however, is not subject to restriction.  If an Access Person borrows from any financial institution, the loan must not involve favored treatment of any kind based upon their employment with Adviser.  The use of Securities beneficially owned by the Access Person as collateral are subject to the pre-clearance requirements contained within the section below entitled Restrictions on Personal Securities Transactions by Access Persons.

GIFTS AND GRATUITIES

No Access Person may accept or receive on their own behalf or on behalf of Adviser any gift or other accommodation which has a value in excess of a de minimis amount (currently $300) from any vendor, broker, public company, securities salesman, client or prospective client (a “business contact”).  No Access Person may accept cash gifts or cash equivalents from any such person.  This prohibition applies equally to gifts to members of the Family/Household of an Access Person.  Any gifts or accommodations in excess of the de minimis amount must be submitted to the CCO or his or her designee for prior approval.  The CCO or his or her designee will maintain documentation of all such requests and resulting approvals or denials.

No Access Person may give on their own behalf or on behalf of Adviser any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.  These policies are not intended to prohibit normal business entertainment.

ENTERTAINMENT AND MEALS

Payment for entertainment or meals where the Access Person is not accompanied by the person purchasing the entertainment or meals is considered a gift, subject to the rules discussed above.  Acceptance of meals and entertainment where the host is present is generally permitted.  However, the acceptance of particularly lavish entertainment or entertainment with excessive frequency is generally inappropriate and should be refused.  Entertainment in poor taste or that adversely reflects on the morals or judgment of the individuals attending the event is considered inappropriate and also should be refused.  Individuals involved in the purchase of equipment, supplies, and services may not accept entertainment or meals from a vendor or potential vendor except if business is to be discussed.  Finally, under no circumstances should entertainment be accepted which may affect or be construed to affect any future dealing with that person.

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

STANDARDS OF BUSINESS CONDUCT

GENERAL

Access Persons are expected to conduct themselves at all times in a manner consistent with the highest professional standards.  Each Access Person accordingly must devote his or her attention and skills to the performance of his or her responsibilities and avoid activities that interfere with that responsibility or that are detrimental to Adviser and its reputation.

COMMUNICATIONS WITH CLIENTS

All communications with clients, whether verbal or written, must convey information clearly and fairly. Access Persons must comply with Adviser’s policies and procedures regarding Advertising and Performance Reporting.  Exaggerated, unwarranted or misleading statements or claims are prohibited.

DISCLOSURE OF CONFIDENTIAL INFORMATION

In the course of conducting business, Access Persons may become privy to confidential information about Adviser, its present and prospective clients, and Reportable Fund agents.  It is a violation of this Code, and in some cases may be a violation of law, for any Access Person to disclose to anyone other than another Access Person any confidential information obtained while in the course of conducting business on behalf of Adviser.  Disclosure to other Access Persons should be made only when and to the extent necessary to further the legitimate business purposes of Adviser.  Access Persons may not use any such information in connection with their personal investments or investments of others subject to their control.

CLIENT AND INVESTOR INFORMATION

Clients and investors in the parent of Adviser have the right to expect Adviser and its Access Persons to treat information concerning their business dealings in the strictest confidence.  Accordingly, no one may divulge investor confidences except in accordance with Adviser’s privacy policy and unless the party to whom a disclosure is made is legitimately entitled to the information (i.e., needs to know the information in furtherance of the investor’s business) or the investor gives prior consent to the disclosure.  Any such prior consent should be documented in advance of disclosure.

COMPANY INFORMATION

Confidential information about Adviser, its parent or other affiliated companies, that is obtained by an Access Person, including its clients, products, processes, financial condition, plans, patents, or licenses may not be disclosed to persons outside of the organization, except with the approval of senior management and to further the legitimate business purposes of Adviser.

Discretion should always be used when handling confidential client information or company information, and such information should never be disseminated to an unauthorized person.  Access Persons are reminded that when it is necessary to carry sensitive information off the firm’s premises, they should take appropriate care for its security.  Specifically, Access Persons should avoid casually displaying documents or engaging in confidential business conversations in public places, including, but not limited to, elevators, hallways, restrooms, airports, and in public transportation.  Access Persons who take documents or computer files off the premises to work at home should return all such materials to Adviser upon completion of the particular at home project.  Any questions about the confidential nature of information or whether confidential information may be disclosed should immediately be referred to the CCO.

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

CORPORATE ASSETS

All information, products and services connected to or generated by Adviser as a business are considered corporate assets to which Adviser has ownership rights.  Corporate property utilized or developed by Access Persons during their employment, including, but not limited to, files, analysis, reference materials, reports, written or e-mail correspondence, trade secrets, client lists, strategies, computer hardware and software, data processing systems, computer programs and databases, remains exclusively Adviser’s property both during employment and after the Access Person leaves the firm.  Accordingly, all Access Persons are expected to protect Adviser’s ownership or property including all information, products, and services and to return all information to Adviser at the termination of employment.

Further, Access Persons are prohibited from misusing Adviser’s corporate assets (including use of assets for a non-business purpose, theft, inflation of expenses, etc.) and from misusing or removing those assets from the premises upon leaving the firm.  Before beginning employment with Adviser, each Access Person should give his or her manager a copy or any non-competition, non-disclosure or non-pirating agreement by which the Access Person is bound at the time of hiring. Any questions about this requirement should be raised with senior management.

BRIBERY

Under federal law, it is illegal for Adviser or any Access Person to pay, offer to pay, or authorize a payment of any money or other thing of value where the purpose is to influence the recipient to take or refrain from taking any official action or to induce the recipient to use his or her influence to affect governmental action to obtain, retain, or direct business for Adviser to:

•	an official of a local, state, federal or foreign government or an agency of a local, state, federal or foreign government;

•	a political party or official thereof, or a candidate for political office; or

•	any other person the payor knows or has reason to know will pay or give the money or value to those listed above,

Offering or making any such remuneration or consideration to a domestic or foreign government official, political party or candidate for political office is strictly prohibited.  All Access Persons must immediately report all invitations to accept a bribe or any proposal or suggestion of a similar illegal nature to the CCO.

POLITICAL CONTRIBUTIONS / PAY-TO-PLAY

▪
“Pay-to-play” refers to the practice whereby an adviser or its employees make political contributions or gifts for the purpose of obtaining or retaining advisory contracts with government entities. General fiduciary principles under the Advisers Act require an adviser to take reasonable steps to ensure that any political contributions made by it or its employees are not intended to obtain or retain advisory business.  In addition, in 2010, the SEC adopted a rule1 that substantially restricts contribution and solicitation practices of investment advisers and certain of their related persons.  The new rule has three key elements:

1 SEC Press Release 2010-116; http://www.sec.gov/news/press/2010/2010-116.htm

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It prohibits an investment adviser from providing advisory services for compensation – either directly or through a pooled investment vehicle – for two years, if the adviser or certain of its executives or employees make a political contribution to an elected official who is in a position to influence 2 the selection of the adviser.

o
It prohibits an advisory firm and certain executives and employees from soliciting or coordinating campaign contributions from others – a practice referred to as “bundling” – for an elected official who is in a position to influence the selection of the adviser.  It also prohibits solicitation and coordination of payments to political parties in the state or locality where the adviser is seeking business.

o
It prohibits an adviser from paying a third party, such as a solicitor or placement agent, to solicit a government client on behalf of the investment adviser, unless that third party is an SEC-registered investment adviser or broker-dealer subject to similar pay to play restrictions.

The rule includes a de minimis provision that permits contributions of up to $350 for candidates for whom the contributor is entitled to vote, and $150 for candidates for whom the contributor is not entitled to vote.

Political contributions or gifts from the Advisor, its Access Persons and solicitors to persons who may be in a position to affect the award of business to the Adviser may raise various legal and regulatory issues. For instance, the SEC as well as many states and municipalities have rules disqualifying an Adviser from managing assets for certain governmental entities if the adviser, any employee or an adviser’s solicitor has contributed to certain political organizations, candidates or state officials for office.

To avoid violating such rules, as well as to avoid the appearance of impropriety, all political contributions must be in compliance with the following procedures:

Pre-Approval of Contributions in Excess of $150.00 – When making contributions, Access Persons must be sensitive when considering a contribution to a political party, PAC or person who is, or may in the future be, in a position to affect the award of business to the Advisor. Therefore, prior to making any political contribution or gift (including subscriptions, loans or deposit of money or anything of value given) to any political party (e.g., Republican, Democratic, Independent), Political Action Committees (“PAC”) or to any state official as defined by this policy in excess of $150 (whether in a lump sum or series of contributions in any calendar year), the employee should seek approval from the CCO or his or her designee.

Quarterly Reporting - All Access Persons will be requested to include on their Quarterly Transaction Report (attached as Exhibit B to the Code of Ethics (attached as Appendix D) their political contributions during the quarter (including those under the $150 preclearance level).  These contributions may include subscriptions, loans or deposits of money or anything of value given to any political party (e.g., Republican, Democratic, Independent), PAC or to any state official as defined by this policy.

2 The concept of ‘influence’ may be interpreted very broadly. (footnote added)

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State officials are defined in this policy is any person, who was, at the time of the political contribution or gift, a candidate for governor, treasurer or a legislative seat. A PAC is defined as a private group organized to elect or defeat government officials in order to promote legislation that is often favorable to that group’s purpose or mission. The quarterly report will ask the Advisory Person to disclose the name of recipient, amount of the contribution or gift value, office and state of the campaign and the date of the contribution. Additionally, each Advisory Person will indicate whether they are entitled to vote for the recipient of their political contribution.

Separation of Political and Employment Activities - All political activities of Access Persons must be kept separate from employment and expenses may not be charged to the Advisor. Access Persons may not conduct political activities during working hours or use the Advisor’s facilities for political campaign purposes without the prior written approval of the Chief Compliance Officer or his or her designee.

No Contribution on Behalf of the Adviser – Access Persons may not make political contributions on behalf of the Adviser to any political party, or in connection with any federal, state, or local campaigns, except with the prior written approval of the CCO or his or her designee.

RELATIONS WITH REGULATORS

It is Adviser’s policy to cooperate with government authorities and regulators during routine audits and examinations, as well as inquiries and investigations.  The CCO or his or her designee must immediately be made aware of any requests from government authorities or regulators and should be involved in responding to all such inquiries in order to be certain that we are providing complete and accurate information to regulators, as well as to ensure awareness of pending inquiries that may require us to maintain certain records.

PROHIBITION ON USE OF INSIDE INFORMATION

Adviser's policy prohibits any Access Person from acting upon, misusing or disclosing any material non-public information, known as inside information. Any suspected instances of the existence and/or misuse of inside information must be immediately brought to the attention of the CCO, and any violations of the firm’s policy will result in disciplinary action up to and including termination and/or referral to the appropriate legal authority.  Generally, the “insider trading” doctrine under U.S. federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person by:

•	trading while in possession of material, nonpublic information;

•	communicating (“tipping”) such information to others;

•	recommending the purchase or sale of securities on the basis of such information; or

•	providing substantial assistance to someone who is engaged in any of the above activities.

BACKGROUND & DESCRIPTION

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

Various federal and state securities laws and the Advisers Act (Section 204A) require every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser’s business, to prevent the misuse of material, nonpublic information in violation of the Advisers Act or other securities laws by the investment adviser or any person associated with the investment adviser.

Regulation FD – for "fair disclosure" – was implemented to combat selective disclosure. Selective disclosure occurs when issuers release material nonpublic information about a company to selected persons, such as securities analysts or institutional investors, before disclosing the information to the general public. This practice undermines the integrity of the securities markets and reduces investor confidence in the fairness of those markets. Selective disclosure also may create conflicts of interests for securities analysts, who may have an incentive to avoid making negative statements about an issuer for fear of losing their access to selectively disclosed information.3

“Inside Information” is defined as material non-public information about an issuer or security.  Such information typically originates from an “insider” of the issuer, such as an officer, director, or controlling shareholder.  Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be “insiders” under some circumstances.  However, insider-trading prohibitions also extend to trading while in possession of certain “market information.”  “Market Information” is material nonpublic information which affects the market for an issuer’s securities but which comes from sources outside the issuer.  A typical example of market information is knowledge of an impending tender offer.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

Information is deemed “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this is information whose disclosure will have a substantial effect on the price of a company’s securities.  Among the types of information which should be deemed to be material is information relating to:

•	increases or decreases in dividends;

•	declaration of stock splits and stock dividends;

•	financial announcements including periodic results and forecasts, especially earning releases and estimates of earnings;

•	changes in previously disclosed financial information;

•	mergers, acquisitions or takeovers;

•	proposed issuances of new securities;

•	significant changes in operations;

•	significant increases or declines in backlog orders or the award or loss of a significant contract;

3 Securities & Exchange Commission, Fact Sheet:  Regulation Fair Disclosure and New Insider Trading Rules, August 10, 2000

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•	significant new products to be introduced or significant discoveries of oil or gas, minerals or the like;

•	extraordinary borrowings;

•	major litigation (civil or criminal);

•	financial liquidity problems;

•	significant changes in management;

•	the purchase or sale of substantial assets; and

•	significant regulatory actions.

“Material” information may also relate to the market for a company’s securities.  Information about significant trades to be effected for Adviser’s Client account in some contexts may be deemed as material inside information.  This knowledge can be used to take advantage of price movements in the market that may be caused by Adviser’s buying or selling of specific securities for its Clients.

Information is considered “nonpublic” if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group.  Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one of more newspapers of general circulation in the New York City area.

On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors.  Note that there also is authority that disclosure to Standard and Poor’s and Moody’s alone may not suffice.

The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (Adviser for example) of §10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) under the following conditions:

•	The insider intentionally breached a duty of confidentiality owed to the issuer’s shareholders;

•	The insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;

•	The outsider knew or should have known that the insider breached a duty by disclosing the information; and

•	The outsider acts with scienter i.e. a mental state showing intent to deceive, manipulate or defraud.

An outsider might also run afoul of the prohibition against insider trading under a “misappropriation” theory.  This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even thought that may not be a duty to the issuer’s shareholders.  An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public.  Another example would be an Access Person of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

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BADGE INVESTMENT PARTNERS LLC Code of Ethics

All information about Adviser’s Client’s, including but not limited to the value of accounts, securities bought, sold or held, current or proposed business plans, acquisition targets, confidential financial reports or projections, borrowings, etc., must be held in the strictest confidence by all Access Persons or consultants in possession of that information.  Most importantly, the current or pending investment activities of Adviser’s Clients are Inside Information.  Using or sharing this information other than in connection with the investment of Adviser’s Client accounts is considered acting on inside information and therefore prohibited.

Personal securities transactions which are timed to precede orders placed for Client accounts could be considered front running or trading on inside information and must be avoided. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

•	civil injunctions;

•	disgorgement of profits;

•	jail sentences;

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and;

•	fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition to penalties provided by law, any violation of Adviser’s Inside Information and Trading Policies & Procedures can be expected to result is serious sanctions by Adviser, including, without limitation, dismissal of the person(s) involved.

PROCEDURE

Adviser has adopted various procedures to implement Adviser’s Inside Information & Trading policy and reviews to monitor and ensure that Adviser’s policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:

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The Inside Information & Trading Policy is distributed as part of the Code of Ethics to all new Access Persons upon hire and annually thereafter. A written acknowledgement by each Access Person of their understanding of, intent to comply and historical compliance with the Code of Ethics, in particular with respect to the Inside Information policy, will be maintained by the CCO.

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Access Persons must report to the CCO or his or her designee all Outside Business Activities as well as any business, financial or personal relationships that could potentially result in access to material, non-public information.  Specifically, but not limited to, disclosure of relationships that Access Persons may have with officials of companies that may have access to inside information.

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•	The CCO or his or her designee conducts training on the terms of the policy, as well as case-by-case guidance to Access Persons on any possible insider trading situation or question.

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The CCO or his or her designee reviews all personal investment activity for Access Person accounts (this item is handled in more detail in the section below on Restrictions on Personal Trading Activity) to verify compliance and attempt to detect trading on Inside Information.

o
Access Persons and members of their Family/Household may not trade with respect to a particular security or issuer at a time when that person knows or should know that he or she is in possession of material nonpublic information about the issuer or security.

•
When obtaining material information about an issue from either a securities analyst or insiders of the particular company, Access Persons are required to ask and verify whether the information received has already been disseminated though “public” channels, and to immediately notify ONLY the CCO or his or her designee if the information proves to be nonpublic.  The same holds true of information obtained from contractors or that which was ‘heard on the street’.

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Once material information in the possession of an Access Person is determined to be nonpublic, Adviser will take action with regard to any trading in that security for itself, its Access Persons or for any Client, until such time as the information becomes publicly available.  Measures to be taken may include the following:

o
Place the company on a “Watch List” and restrict the flow of nonpublic information to allow Adviser’s investment personnel and traders who have not come into contact with the material nonpublic information to continue their ordinary investment activities. The Watch List is to be held in the strictest confidence and may not be disseminated to anyone other than the CCO.

o
Place the company on a “Restricted List” in order to prohibit trading in any security of the company, except non-solicited trades after specific approval by the CCO.  This list is highly confidential and may only be disseminated to certain individuals which the CCO or his or her designee deems appropriate.

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The CCO or his or her designee prepares a confidential written report to Senior Management and/or legal counsel of any possible violation of Adviser’s Inside Information & Trading Policy along with a suggested course of action for implementing corrective and/or disciplinary action.

RESTRICTIONS ON PERSONAL TRADING ACTIVITY

GENERAL POLICIES

No Access Person shall, in connection with the direct or indirect purchase or sale of a Security “held or to be acquired” by a Client:

•	employ any device, scheme or artifice to defraud the Client;

•	make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

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•	engage in any manipulative practice with respect to the Client.

No Access Persons, nor any member of their Family/Household, may trade with respect to a particular security or issuer at a time when that person knows or should know that he or she is in possession of material nonpublic information about the issuer or security.

PRE-CLEARANCE OF INVESTMENTS IN IPOS OR LIMITED OFFERINGS / PRIVATE PLACEMENTS.

Access Persons may not directly or indirectly acquire Beneficial Ownership in any Securities in an IPO or Limited Offering without obtaining, in advance of the transaction, clearance from Adviser’s CCO.  In order to obtain pre-clearance, the Access Person must complete and submit to the CCO or his or her designee a Personal Trade Request Form (a “PTR”) which is included as Appendix A-3. The CCO or his or her designee must review each request for approval and record the decision regarding the request.  The general standards for granting or denying pre-clearance are whether the securities are under active or potential consideration for client accounts, and whether any conflict of interest exists between the Adviser and its clients. The CCO or his or her designee retains authority to grant pre-clearance in exceptional circumstances for good cause.  If pre-clearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day.  The CCO or his or her designee may revoke a pre-clearance any time after it is granted and before the transaction is executed.

RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS.

Each Access Person shall direct his or her broker to supply to the CCO, on a timely basis, duplicate copies of confirmations of all public Securities transactions, other than for Exempt Securities, in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and copies of periodic statements for all public securities accounts.  Private securities transactions and holdings shall be reported by the Access Person on appropriate forms.

PRE-CLEARANCE

Access Persons may not buy or sell Securities, other than Exempt Securities, for any account in which he or she has any direct or indirect Beneficial Ownership, unless such person obtains, in advance of the transaction, clearance for that transaction from the CCO.  The general standards for granting or denying pre-clearance are discussed below, although the CCO or his or her designee retains authority to grant pre-clearance in exceptional circumstances for good cause.

When and how pre-clearance must be obtained

Access Persons must obtain pre-clearance prior to acquiring or disposing of a direct or indirect Beneficial Ownership interest in any Security, other than Exempt Securities.

In order to obtain pre-clearance, an Access Person must complete and submit to the CCO or his or her designee a PTR.  If the transaction is approved by the CCO, that approval is valid for the day on which it is granted and the immediately following business day.  The CCO or his or her designee may revoke a pre-clearance any time after it is granted and before the transaction is executed.

When will pre-clearance be denied

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Pre-clearance will be denied in instances when Adviser is trading or considering the Security at issue for a Client account.  Additionally, pre-clearance will be denied for a Security contained within a Restricted or Watch List.  The CCO or his or her designee retains the right to deny pre-clearance for any reason whatsoever, without disclosure of the basis for the denial to the Access Person.

BLACKOUT PERIOD

No Access Person may buy or sell any Security on a day during which it is included within Adviser’s trading rotation, including any rebalancing.

RESTRICTED OR WATCH LIST

Adviser may maintain a Restricted and/or Watch list containing the names of Securities which are determined to be at risk for potential conflicts of interest.  The contents of the Restricted and/or Watch List are to be maintained exclusively by the CCO or their designee.  The basis for denials related to a Security’s presence on the Restricted or Watch Lists are not required to be disclosed to the Access Person seeking pre-clearance.

PROHIBITION ON SHORT SALES AND SIMILAR TRANSACTIONS

Access Persons may not purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any Beneficial Ownership, in any Security held by any client.

REPORTING REQUIREMENTS & PROCEDURES

In order to provide Adviser with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons, the following reporting requirements regarding personal securities transactions apply.

INITIAL AND ANNUAL HOLDINGS REPORTS:

Within ten days after a person becomes an Access Person, and annually thereafter, such person shall submit to the CCO or his or her designee a completed Initial/Annual Holdings Report substantially in the form attached hereto as Appendix A-4.  Each holdings report must contain, at a minimum, (a) the title and type of Security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (other than an Exempt Security) in which the person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the person maintains an account in which any Securities4 are held for the person’s direct or indirect benefit; and (c) the date the person submits the report.  The Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person and the Annual Holdings Report shall be submitted prior to the deadline imposed by the CCO or his or her designee and must be current as of a date no more than 30 days prior to the date the report is submitted.

4
Please be advised that this identification of accounts includes those which hold only Exempt Securities, despite the fact that those accounts are not subject to duplicate statement or pre-clearance requirements, e.g. accounts over which sole discretion has been granted to a third party (commonly referred to as Managed Accounts).  Direct ownership of open-end mutual fund shares (or other Exempt Securities) outside of a brokerage account are not subject to the identification requirement.

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QUARTERLY TRANSACTION REPORT:

Each Access Person shall submit reports substantially in the form attached hereto as Appendix A-5 to the CCO, showing all transactions in Securities (other than Exempt Securities) in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Securities, other than Exempt Securities, were held for the direct or indirect beneficial interest of the person and any political contributions made during the preceding quarter. Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person need not detail each transaction on a quarterly transaction report under this paragraph if all of the information required by this paragraph is contained in the brokerage confirmations or account statements required to be submitted under this Code, provided the person so designates on the form.  The Report must include the date on which such report was submitted to the CCO.

ADMINISTRATION OF THE CODE

The CCO or his or her designee is responsible for the Administration of the Code of Ethics.  He or she may delegate duties related to its administration, however ultimate responsibility remains with the CCO.

Confidentiality

Adviser will endeavor to maintain the confidentiality of all PTRs and any other information filed pursuant to this Code.  Such reports and related information, however, may be produced to the SEC and other regulatory agencies.

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APPENDIX A-1.  DEFINITIONS

The definitions and terms used in this Code are intended to mean the same as they do under the Advisers Act and the other federal securities laws.  If a definition hereunder conflicts with the definition in the Advisers Act or other federal securities laws, or if a term used in this Code is not defined, the definitions and meanings in the Advisers Act or other federal securities laws, as applicable, should be followed.

Access Person means: (i) every Director or officer of Adviser, (ii) every Access Person of Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security for any client, or has access to nonpublic information about the portfolio holdings of any client, or whose functions relate to the making of any recommendations with respect to purchases and sales, and (iii) every other person (whether or not an Access Person of Adviser, such as a consultant) who is subject to Adviser’s supervision and control who has access to nonpublic information regarding any purchase or sale of securities of any client, or has access to nonpublic information about the portfolio holdings of any client, or who is determined to be subject to the Code of Ethics by the CCO or his or her designee in his or her discretion.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.  However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan is not considered to be under the Automatic Investment Plan.

Beneficial Ownership or Beneficially Owns means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  Specifically, a person is the “beneficial owner” of any securities in which he or she has a direct or indirect pecuniary (monetary) interest.  Beneficial Ownership includes, but is not limited to securities or accounts held in the name or for the benefit of the following:

•
a member of an Access Person’s immediate family (spouse, domestic partner, child or parents) who lives in an Access Person’s household (including children who are temporarily living outside of the household for school, military service or other similar situation);

•	a relative of the person who lives in an Access Person’s household and over whose purchases, sales, or other trading activities an Access Person directly or indirectly exercises influence;

•
a relative whose financial affairs an Access Person “controls”, whether by contract, arrangement, understanding or by convention (such as a relative he or she traditionally advises with regard to investment choices, invests for or otherwise assists financially);

•	an investment account over which an Access Person has investment control or discretion;

•	a trust or other arrangement that names an Access Person as a beneficiary; and

•
a non-public entity (partnership, corporation or otherwise) of which an Access Person is a director, officer, partner or Access Person, or in which he owns 10% or more of any class of voting securities, a “controlling” interest as generally defined by securities laws, or over which he exercises effective control.

Control means the power to exercise a controlling influence over the management or policies of Adviser.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of Adviser shall be presumed to control Adviser.  A natural person shall be presumed not to be a controlled person within the meaning of this title.  Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the SEC by order either on its own motion or on application by an interested person.

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Exempt Security means: (i) direct obligations of the U.S. Government (or any other “government security” as that term is defined in the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and High-Quality Short-Term Debt Instruments, including repurchase agreements, and shares of registered open-end investment companies, other than Reportable Funds, (ii) securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control, (iii) securities purchased or sold in a transaction that is non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions, and (iv) securities acquired as a part of an Automatic Investment Plan.

Family/Household means a member of such person’s immediate family (spouse, domestic partner, child or parents) who lives in the person’s household (including children who are temporarily living outside of the household for school, military service or other similar situation), and a relative of the person who lives in such person’s household.

High Quality Short-Term Debt Instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel means (i) any Access Person of Adviser (or of any company in a control relationship to Adviser) who, in connection with his or her regular functions or duties, makes or participates in making or obtains information regarding recommendations with respect to the purchase or sale of Securities for a client, (ii) any natural person who controls Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by a client.

Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.  The purchase or sale of a security in an account in which a person is deemed to have a Beneficial Ownership or a Beneficial Interest is deemed to be a purchase or sale of a Security by such a person.

Reportable Fund means any investment companies other than money market funds that are registered under the Investment Company Act for which Adviser serves as an investment adviser or whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser.  A Reportable Fund includes registered investment companies that are sub-advised by Adviser.

Security or Securities means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

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APPENDIX A-2.  REPORTABLE FUNDS

Name of Fund	Type of Fund	Fund Ticker Symbol	Inception Date
CCM Active Income Fund	Open-end registered mutual fund	TBD	TBD

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APPENDIX A-3.  PERSONAL TRADE REQUEST FORM (PTR)

The following form must be completed by you in order to request pre-clearance of a personal securities transaction that requires pre-clearance under the Adviser Code of Ethics.  You further certify that you do not have any confidential or inside information relating to the issuer of this Security.  This Form must be submitted to Adviser’s Chief Compliance Officer.  You may not complete this trade until you receive approval from the Chief Compliance Officer.  If approved, the approval is good for the day it is given and the following business day.  If your trade is not completed within that time, you must submit a new request.

Investment Information:

Issuer and ticker symbol:

Nature of Equity Investments:

Describe investment:

Number of Shares:

Nature of Fixed Income Investments:

Describe instrument:

Principal amount of trade:

Transaction Type (please circle):

Purchase           Sale           Short Sale

Proposed Trade Date:

Current / Estimated Price:

Broker/Dealer:

Is the proposed investment an IPO?	Y	N
Is the proposed investment a Limited Offering?	Y	N
Date:

Access Person Signature:

Printed Name:

Title of Account(s):

Chief Compliance Officer Action & date

Approved:

Denied:

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APPENDIX A-4.  INITIAL & ANNUAL CERTIFICATION & HOLDINGS REPORT

Access Person Last Name	First Name

ACKNOWLEDGMENT1 OF RECEIPT OF COMPLIANCE MANUAL, CODE OF ETHICS (incl INSIDER TRADING POLICIES) & ANNUAL CERTIFICATION

Please specify:	[ ] Initial Report	or	[ ] Annual Renewal

1.	Personal Investment Holdings Report

The following is a list of all investment accounts and Securities held outside of traditional accounts in which I have Beneficial Ownership, and such information is current as of a date no more than 30 days prior to the date hereof:

Table A – Traditional Investment (brokerage) Accounts

Instructions:

•	Provide the information requested below for each investment account in which you have Beneficial Ownership2. Indicate “N/A” or “None” if appropriate.

•	Attach the most recent account statement for each account identified.

•	Attach separate sheets if necessary

NAME OF BROKER DEALER, BANK, OR OTHER FINANCIAL INTERMEDIARY	ACCOUNT TITLE acct holder’s name and (acct type)	RELATIONSHIP if acct holder is not the Access Person	ACCOUNT NUMBER	CHECK IF SOLE DISCRETION VESTED in a 3RD PARTY
Ex: Smith Barney	Jane Smith (IRA)	spouse	xxx-xxxxx

1	ALL capitalized terms are defined in the Compliance Manual or Code of Ethics.

2	This includes accounts which contain only Exempt Securities such as some 401k or managed accounts, although duplicate statement and pre-clearance requirements are not applicable to those accounts.

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Table B – Other Investment Holdings

Instructions:  If you have Beneficial Ownership in any Securities that are not held in an investment account listed above (stock certificates, private equity investments), list them below.  Indicate “N/A” or “None” if appropriate.  Attach separate sheets if necessary

NAME OF SECURITY OWNER	RELATIONSHIP if security owner is not the Access Person	NAME/TITLE OF SECURITY	TYPE OF SECURITY	TICKER OR CUSIP	NUMBER OF SHARES / PRINCIPAL AMOUNT
Jane Smith (IRA)	spouse	Private Fund LLC	Private Placement	n/a	$xx

Table C.   Outside Business Activities

The following is all outside business activities that I am engaged in (including any publicly held companies on which I serve as a member of the board of directors.  Indicate “N/A” or “None” if appropriate.

NAME OF COMPANY	NATURE OF MY INVOLVEMENT	DATE of INITIATION	CHECK IF PREVIOUSLY APPROVED BY CCO

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2.	Acknowledgements

I acknowledge that I have received a copy of the Compliance Manual and the Code of Ethics (including the Insider Trading Policies & Procedures contained therein) and I represent that:

a.	I have read their terms and understand that I am fully subject to their provisions.

b.
I have specifically read the Code of Ethics and I understand that it applies to me and to all Investments in which I have or acquire Beneficial Ownership.  I have read the definition of “Beneficial Ownership” contained within the Code of Ethics, and I understand that I may be deemed to have Beneficial Ownership in Investments owned by members of my Household and that transactions effected by members of my Household may therefore be subject to this Code of Ethics.

c.
I understand that in case of a violation, I may be subject to various possible sanctions pursuant to both the Code of Ethics and the Compliance Manual.  Possible sanctions include verbal and written warnings, fines, trading suspensions, reversal of trades by which I agree to disgorge and forfeit any profits or absorb any loss on prohibited transactions, termination of employment, civil referral to the Securities and Exchange Commission, and criminal referral.

d.	I will comply with the Compliance Manual and the Code of Ethics in all respects.

3.	Certifications

I certify that the information on this form is accurate and complete in all material respects. I further certify that:

a.
[Annual Renewals Only] since the date of my last certification under the Code of Ethics, I have fully complied with all applicable requirements of the Code.  In particular, in connection with each Securities transactions that I have engaged in since such date, I hereby certify that:

i.	I did not execute any transaction in a Security (or equivalent instrument) at a time when I possessed material nonpublic information regarding the Security or the issuer of the Security.

ii.	I did not execute any transactions with the intent of raising, lowering, or maintaining the price of any Security or to create a false appearance of active trading.

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iii.
I did not execute any transaction in a Security (or equivalent instrument) at a time when I was in possession of non-public information to the effect that (i) the Advisor is or may be considering an investment in or sale of such Security on behalf of its clients, or (ii) have or may have open, executed, or pending portfolio transactions in such Security on behalf of its clients.

iv.
I did not use my knowledge of the portfolio holdings of a Client to engage in any trade or short-term trading strategy involving a Client that may have conflicted with the best interests of the Client.

v.
If an Investment was acquired in an initial public offering which the Advisor may have been reasonably considering for purchase for one or more Clients or private placement, I obtained the written approval of the Chief Compliance Officer or his or her designee prior to acquiring such Security.

vi.
I have reported and acknowledged all gifts received on a quarterly basis since the date of my last certification under the Code of Ethics, and that I have not accepted any gift with a fair market value in excess of the de minimis amount without the prior written approval of the Chief Compliance Officer or his or her designee.

Adviser’s Compliance personnel provide training on the Compliance Manual and Code of Ethics annually to each Advisory Person. However, each Advisory Person is responsible for understanding and complying with both the Compliance Manual and Code of Ethics of their own volition.

Access Person’s Name:	Date:

Access Person’s Signature:

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APPENDIX A-5.  QUARTERLY TRANSACTION REPORT

To: The Chief Compliance Officer

BADGE INVESTMENT PARTNERS LLC

I hereby certify that I have engaged in the following personal securities and gift transactions which are required to be reported under the Code of Ethics and Compliance Manual of [ADVISER NAME] during the calendar quarter indicated below.  I hereby submit this report within thirty (30) days after the end of that quarter.  (Note: you do not need to complete the securities portion of this report if all of your trading confirmations and account statements are already being delivered to the Chief Compliance Officer or his or her designee)

Name of Reporting Person:

Calendar Quarter Ended:

Date Report Submitted:

Securities Transactions

Please provide the following information for any reportable securities transactions during the quarter:

Date of Transaction	Title of Security	Ticker Symbol or CUSIP	Number of Shares	Price	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Name of Broker, Dealer or Bank Effecting Transaction

☐	All relevant transactions other than those noted above are contained on statements which are submitted directly to the Adviser by the broker-dealer.

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I have established the following new accounts with brokers, dealers or banks in which my securities are held for my direct or indirect benefit.

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I have received the following gifts or other accommodations in excess of the current de minimis amount.

Description of Gift / Accommodation	Date	Given or Received	Name & Company of Giver or Recipient	Approx Value

I have given the following gifts or other accommodations, excluding reasonable meals and entertainment at which I was present.

Description of Gift / Accommodation	Date	Given or Received	Name & Company of Giver or Recipient	Approx Value

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I have made the following political contributions (as defined within the Code of Ethics).  This includes contributions under the level at which preclearance is required.

Name of Recipient	Amount of Contribution / Gift	Office and State of Campaign	Date	Eligible to Vote?

I certify that I have included on this report all securities, gift transactions, political contributions and accounts required to be reported pursuant to the Code of Ethics and Compliance Manual.

Printed Name:	Date:
Signature

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